Exhibit 22.1

Obligors

From time to time, T-Mobile US, Inc., as a guarantor, and its subsidiaries listed in the following table, may be obligors under debt securities issued by T-Mobile USA, Inc. pursuant to the registration statement to which this list is filed as an exhibit.

Name of Subsidiary	Jurisdiction of Organization	Obligor Type
ADstruc, LLC	Delaware	Guarantor
APC Realty and Equipment Company, LLC	Delaware	Guarantor
Assurance Wireless of South Carolina, LLC	Delaware	Guarantor
Assurance Wireless USA, L.P.	Delaware	Guarantor
ATI Sub, LLC	Delaware	Guarantor
Blis USA, Inc.	Delaware	Guarantor
Breeze Acquisition Sub LLC	Delaware	Guarantor
Clearwire Communications LLC	Delaware	Guarantor
Clearwire Legacy LLC	Delaware	Guarantor
Clearwire Spectrum Holdings II LLC	Nevada	Guarantor
Clearwire Spectrum Holdings III LLC	Nevada	Guarantor
Clearwire Spectrum Holdings LLC	Nevada	Guarantor
Fixed Wireless Holdings, LLC	Delaware	Guarantor
IBSV LLC	Delaware	Guarantor
MetroPCS California, LLC	Delaware	Guarantor
MetroPCS Florida, LLC	Delaware	Guarantor
MetroPCS Georgia, LLC	Delaware	Guarantor
MetroPCS Massachusetts, LLC	Delaware	Guarantor
MetroPCS Michigan, LLC	Delaware	Guarantor
MetroPCS Nevada, LLC	Delaware	Guarantor
MetroPCS New York, LLC	Delaware	Guarantor
MetroPCS Pennsylvania, LLC	Delaware	Guarantor
MetroPCS Texas, LLC	Delaware	Guarantor
Mint Mobile, LLC	Delaware	Guarantor
Mint Mobile Incentive Company, LLC	Delaware	Guarantor
Nextel Systems, LLC	Delaware	Guarantor
Nextel West Corp.	Delaware	Guarantor
NSAC, LLC	Delaware	Guarantor
PRWireless PR, LLC	Delaware	Guarantor
PushSpring, LLC	Delaware	Guarantor
Sprint Capital Corporation	Delaware	Guarantor
Sprint Communications LLC	Delaware	Guarantor
Sprint LLC	Delaware	Guarantor
Sprint Solutions LLC	Delaware	Guarantor
Sprint Spectrum LLC	Delaware	Guarantor
Sprint Spectrum Realty Company, LLC	Delaware	Guarantor

SprintCom LLC	Kansas	Guarantor
T-Mobile Central LLC	Delaware	Guarantor
T-Mobile Financial LLC	Delaware	Guarantor
T-Mobile Innovations LLC	Delaware	Guarantor
T-Mobile Leasing LLC	Delaware	Guarantor
T-Mobile License LLC	Delaware	Guarantor
T-Mobile Northeast LLC	Delaware	Guarantor
T-Mobile Puerto Rico Holdings LLC	Delaware	Guarantor
T-Mobile Puerto Rico LLC	Delaware	Guarantor
T-Mobile Resources LLC	Delaware	Guarantor
T-Mobile South LLC	Delaware	Guarantor
T-Mobile USA, Inc.	Delaware	Issuer
T-Mobile West LLC	Delaware	Guarantor
TDI Acquisition Sub, LLC	Delaware	Guarantor
TMUS International LLC	Delaware	Guarantor
TVN Ventures LLC	Delaware	Guarantor
UVNV, LLC	Delaware	Guarantor
Vistar Media Global Partners, LLC	New York	Guarantor
Vistar Media Inc.	Delaware	Guarantor
VMU GP, LLC	Delaware	Guarantor
WBSY Licensing, LLC	Delaware	Guarantor